Exhibit 3.54

ARTICLES OF INCORPORATION
Indicate the appropriate act
The undersigned, desiring to form a corporation (herein after referred to as “Corporation”) pursuant to the provisions of:
☒ Indiana Business Corporation Law	☐ Indiana Professional Corporation Act 1983
As amended, executes the following Articles of Incorporation:

ARTICLE I – NAME
Name of Corporation
Cash America, Inc. of Indiana.

(the name must contain the word “Corporation”, “Incorporated”, “Limited”, “Company” or an abbreviation of one of these words.)

ARTICLE II – REGISTERED OFFICE AND AGENT
Registered Agent: The name and street address of the Corporation’s Registered Agent and Registered Office for service of process are:
Name of Registered Agent
The Prentice-Hall Corporation System, Inc.
Address of Registered Office (street or building)	City	Indiana	ZIP code
Circle Tower	Indianapolis		46204
Principal Office: The post office address of the principal office of the Corporation is:
Post office address	City	State	ZIP code
1600 West 7th Street	Fort Worth	TX	76102

ARTICLE III – AUTHORIZED SHARES
Number of shares:	One thousand (1,000) shares of $.01 par value Common Stock
If there is more than one class of shares, shares with rights and preferences, list such information on “Exhibit A.”

ARTICLE IV – INCORPORATORS [the name(s) and address(es) of the incorporators of the corporation)
NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE
Hugh A. Simpson	1600 West 7th Street	Fort Worth	TX	76102

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 19th day of October, 1992.
Signature	/s/ Hugh A. Simpson		Printed Name	Hugh A. Simpson
Signature			Printed Name
Signature			Printed Name
This instrument was prepared by: (name)
Hugh A. Simpson
Address (number, street, city and state)				Zip code
		1600 West 7th Street, Fort Worth, TX		76102

(See Additional Articles attached.)

ADDITIONAL ARTICLES OF INCORPORATION

OF

CASH AMERICA, INC. OF INDIANA

These Additional Articles of Incorporation of Cash America, Inc. of Indiana (the “Corporation”) are, for all purposes, hereby made a part of the attached Articles of Incorporation of the Corporation dated of even date herewith, all to be filed with the Secretary of State of Indiana.

V. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the Indiana Business Corporation Law. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

VI. No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

VII. The number of directors constituting the initial Board of Directors of the Corporation is two (2), and the name and address of each person who is to serve as a director until the first annual meeting of the stockholders or until his successor is elected and qualified are:

Name	Address
Jack R. Daugherty	1600 West 7th Street Fort Worth, Texas 76102

Daniel R. Feehan	1600 West 7th Street Fort Worth, Texas 76102

Election of directors need not be by written ballot unless the Bylaws shall so provide. No holders of Common Stock of the Corporation shall have any rights to cumulate votes in the election of directors.

VIII. The Corporation is to have perpetual existence.

IX. A director of the Corporation shall not be personally liable to the corporation or its stockholder for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the Indiana Business Corporation Law, as the same exists or may hereafter be amended to further limit or eliminate such liability.

Exhibit 3.54

Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Indiana Business Corporation Law, does make these Articles of Incorporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 19th day of October, 1992.

/s/ HUGH SIMPSON
Hugh A. Simpson